ARTICLES OF INCORPORATION

of

BRAZOS STRATEGIES, INC.

The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is BRAZOS STRATEGIES, INC.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 25,000,000 shares of common stock of the par value of One Mil ($0.001) each.

No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE V

If, with respect to any matter for which the affirmative vote or concurrence of the shareholders of the corporation is required, any provision of the Texas Business

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Corporation Act would, but for this Article V, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter.

ARTICLE VI

Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE VII

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

ARTICLE VIII

A.   No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the directors capacity as a director, except that this Article Vlll shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for. (I) a breach of such directors duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

B.   If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the corporation provided by the foregoing provisions of this Article VIII.

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C.   Any repeal of or amendment to this Article VIII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment.

ARTICLE IX

The post office address of the corporation’s initial registered office is 3030 FM 518- #221 Pearland TX 77584, and the name of its initial registered agent at such address is J.P. Beehner.

ARTICLE X

The number of directors constituting the initial board of directors is two, and the names and addresses of the persons who are to serve as the directors until the first annual meeting of the shareholders or until their successor or successors are elected and qualify are:

Name	Address

J. P. Beehner	3030 F.M. 518 #221 Pearland, Texas 77584
Dorothy A. Mortenson	2400 Loop 35 #1502 Alvin, Texas 77511

ARTICLE XI

The name and address of the incorporator is:

Name	Address

J. P. Beehner	3030 F.M. 518 #221 Pearland, Texas 77584

IN WITNESS WHEREOF, I have hereunto set my hand this 29 day of October, 1999.

/s/ J.P. Beehner __________________________ J.P. Beehner

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ARTICLES OF AMENDMENT
FOR

BRAZOS STRATEGIES, INC.

Pursuant to the provisions of Article 1302-7.01, Texas Miscellaneous Corporations Laws Act, the corporation named below desires to amend an item contained in a document on file with the Secretary of State and for that purpose submits the following information:

ARTICLE I

The name of the corporation is BRAZOS STR.ATEGIES, INC. Its file number assigned by the Secretary of State is 01555581.

ARTICLE II

The document to be amended or corrected is the Articles of Incorporation of BRAZOS STRATEGIES, INC., which document was filed by the Secretary of State on October 29, 1999.

ARTICLE III
The first item to be amended is the name of the corporation.
ARTICLE IV

A portion of the document as amended should read as follows: (i.e., the new name of the corporation is as follows): INFOLIFE, INC.

ARTICLE V
The second item to be amended is the par value of the common stock in Article IV.

ARTICLE VI

A portion of Article IV, as amended, should read as follows: The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock with no par value.
ARTICLE VII

The Articles of Amendment have been signed by the president of the corporation.

ARTICLE VIII

The number of shares of the corporation issued and outstanding at the time of the adoption was 4,500,000; and the number of shares entitled to vote on the amendment was 4,500,000.

The number of shares that voted for the amendment was 3,100,000, and the number of the shares that voted against the amendment was 1,400,000.

This amendment was adopted this the 30th day of May 2003.

BRAZOS STRATEGIES, INC.

By:	/s/ Peter J. Rospond
PETER J. ROSPOND, President

ARTICLES OF AMENDMENT

FOR

INFOLIFE, INC.

Pursuant to the provisions of Article 1302-7.01, Texas Miscellaneous Corporations Law Act, the corporation named below desires to amend an item contained in a document on file with the Secretary of State and for that purpose submits the following information:

ARTICLE I

The name of the corporation is INFOLIFE, INC. Its file number assigned by the Secretary of State is 01555581.

ARTICLE II

The document to be amended or corrected is the Articles of Amendment for BRAZOS STRATEGIES, INC., which document was filed by the Secretary of State on July 16, 2003.

ARTICLE III

The first item to be amended is the number of shares which the corporation shall have issued and outstanding.

ARTICLE IV

Each block of ten (10) shares of common stock of the corporation which is issued and outstanding shall be, and hereby is, split-up and changed into one (1) fully paid and non-assessable common share of the corporation with no par value.

ARTICLE V

The Articles of Amendment have been signed by the President of the corporation.

ARTICLE VI

The number of shares of the corporation issued and outstanding at the time of the adoption was 47,780,000; and the number of shares entitled to vote on the amendment was 47,780,000.

The number of shares that voted for the amendment was 43,050,000, and none of the shares voted against the amendment.

This amendment was adopted this the 24th day of January, 2006.

INFOLIFE, INC.

By:	/s/ Albert Li
Albert Li, President

ARTICLES OF AMENDMENT

FOR

BRAZOS STRATEGIES, INC.

Pursuant to the provisions of Article 1302-7.01, Texas Miscellaneous Corporations Law Act, the corporation named below desires to amend an item contained in a document on file with the Secretary of State and for that purpose submits the following information:

ARTICLE I

The name of the corporation is BRAZOS STRATEGIES, INC. Its file number assigned by the Secretary of State is 01555581.

ARTICLE II

The document to be amended or corrected is the Articles of Amendment for BRAZOS STRATEGIES, INC., which document was filed by the Secretary of State on January 26, 2006.

ARTICLE III

The first item to be amended is the name of the corporation.

ARTICLE IV

A portion of the document as amended should read as follows: (i.e., the new name of the corporation is as follows): China Marketing Media Holdings, Inc.

ARTICLE V

The Articles of Amendment have been signed by the President of the corporation.

ARTICLE VI

The number of shares of the corporation issued and outstanding at the time of the adoption was 47,780,000; and the number of shares entitled to vote on the amendment was 47,780,000.

The number of shares that voted for the amendment was 43,050,000, and none of the shares voted against the amendment.

This amendment was adopted this the 3rd day of February, 2006.

INFOLIFE, INC.

By:	/s/ Albert Li
Albert Li, President